UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: January 14, 2016

Opulent Acquisition, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55378	47-3002847
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

780 Reservoir Avenue #123 Cranston, RI	02910
(address of principal executive offices)	(zip code)

401-641-0405
(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 11, 2016, Jeffrey DeNunzio of 780 Reservoir Avenue, #123, Cranston, RI 02910, the sole shareholder of Opulent Acquisition, Inc. (the “Registrant” or “Company”), entered into a Share Purchase Agreement (the “Agreement”) with iHealthcare, Inc., with an address at 141 NE 3rd Avenue, Miami, FL 33132.

Pursuant to the Agreement, on January 14, 2016 Mr. Jeffrey DeNunzio transferred to iHealthcare, Inc., 20,000,000 shares of our common stock which represents all of our issued and outstanding shares in consideration of $25,000.

The description of the material terms of the aforementioned Agreement included in Items 5.01 and 5.02 of this Form 8-K is incorporated by reference into this Item.

Item 5.01 Change in Control of Registrant.

On January 14, 2016, Mr. DeNunzio, the sole shareholder of Opulent Acquisition, Inc., consummated a sale of 20,000,000 shares of our common stock to iHealthcare, Inc. for an aggregate purchase price of $25,000. Following the closing of the share purchase transaction, iHealthcare, Inc. owns a 100% interest in the issued and outstanding shares of our common stock. iHealthcare, Inc. is the controlling shareholder of Opulent Acquisition, Inc.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On January 14, 2016, Mr. Jeffrey DeNunzio resigned as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director; such resignation is to be effective ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

On January 14, 2016, Mr. Noel Mijares was appointed as Chairman of the Board of Directors, Chief Executive Officer, and President; such action is to be effective after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended.

On January 14, 2016, Mr. David A. Bingaman was appointed as Chief Operating Officer, Vice President, and Secretary; such action is to be effective after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended.

Noel Mijares, Age 42 Chairman of the Board of Directors, Chief Executive Officer, and President

Background of Mr. Noel Mijares

Noel Mijares has extensive business experience and has amassed a great deal of knowledge over the years through his executive roles with a wide array of companies. In 1992 Mijares formed Global Traders and became an authorized dealer for NCR. Mr. Mijares held the position of both President and CEO at Global Traders. Several years later in 1995 Mr. Mijares founded Safe Wrap of America, an international baggage wrap security company operating in nine countries at which he served as the Company’s President and CEO. Subsequently, in 2001 Mr. Mijares saw an opportunity to revolutionize legal resources for professionals and he founded The Subpoena Company of which became a formidable legal vendor amongst attorneys and publicly-traded insurance companies, nationwide. In 2009 Mr. Mijares expanded his reach with the legal sector and formed Unisource Discovery, Inc., a digital records retrieval, eDiscovery company and became a thought leader and well-published author in this area. More recently in 2015 Mr. Mijares was the CEO of Millennium Healthcare. From 2015 to present he has served as the Chairman, CEO, and President of iHealthcare, Inc.

Recent Experience:

  iHealthcare, Inc. Chairman, CEO, President 2015-Present
  Pharma Health Corp. Chairman, CEO, President 2014-Present
  Unisource Discovery President, CEO 2009-Present
  The Subpoena Co. President, CEO 2001-Present
  Millennium Healthcare CEO 2015

Education:

- Miami Dade College 1992

Publications:

- Automating Document Retrieval – ALA Link: http://www.slideshare.net/NoelMijares/automatingdocumentretrievalala

- Records Tracking and Congestion – ALA Link: http://www.slideshare.net/NoelMijares/records-tracking-and-congestion-ala

David A. Bingaman, Age 60, Chief Operating Officer, Vice President, and Secretary

Background of Mr. David Bingaman

Mr. Bingaman has over 30 years’ experience in the healthcare and software industry. He has served 15 years in senior executive C - level roles in both private and public companies. With the publicly traded American Medical Response, Mr. Bingaman led AMRs highest performing business unit from $36 million to $125 million in revenue in just 4 years as regional CEO and Senior Corporate Vice President. Promoted to Senior Vice President for National Operations, he led a $1.3 Billion mission critical medical services business with operations in 44 states, 250 sites and 22,000 employees then conducted 4 years of successful turnarounds and roll outs of major technology and business process improvement initiatives producing a net profit swing of approximately $37 million. He also met and exceeded all financial targets in nearly 20 consecutive quarters through organic and acquisition growth. Mr. Bingaman secured $1.05 billion career medical business development revenue from multi-year high performance service contracts [SLAs] of $1-$25 million in commercial and government sectors. More recently, he led strategy and business plan development for a national physician medical billing roll up, lead executive in seven SaaS ventures and five Blue Ocean strategy projects and developed a mobile integrated health model. Mr. Bingaman holds a BA 2008 and MBA 2010 from The Corllins University and is graduate of the Valley Medical Center School of Medicine’s Paramedicine Program 1976. Most recently he has served an executive position at the positions listed below of which he continues to serve as COO, EVP, and Secretary of iHealthcare, Inc.

Recent Experience:

2010 - 2014: President: Aspen Ventures

2014 - 2015: Chief Operating Officer: East Coast Ambulance LLC.

2015 - 2015: President: Millennium Healthcare, Inc

2015 - Present: Chief Operating Officer, EVP, Secretary: iHealthcare, Inc.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which any of our officers or directors are a party in connection with their appointments at Opulent Acquisition, Inc.

Item 9.01. Financial Statements and Exhibits.

  None
  Exhibits

NUMBER	EXHIBIT

10.1	Share Purchase Agreement between Jeffrey DeNunzio and iHealthcare, Inc., dated January 11, 2016.
10.2	Officer and Director Resignation Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Opulent ACQUISITION, INC.

Dated: January 14, 2016	/s/ Jeffrey DeNunzio
Jeffrey DeNunzio
President, Chief Executive Officer